AMENDMENT
TO
LETTER AGREEMENT

THIS AMENDMENT to LETTER AGREEMENT (this “Amendment”) is made July 23, 2012, by and between Harris Corporation, a Delaware corporation (“Harris”) and Howard L. Lance, an individual (“Lance”).

R E C I T A L S

Harris and Lance are parties to that certain agreement dated as of October 8, 2011 (the “Letter Agreement”). Harris and Lance desire to amend the Letter Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment to the Letter Agreement.

(a) Section 3 titled: “Advisory Services.”

The first sentence of Section 3 of the Letter Agreement is hereby amended to read in its entirety as follows:

“During the period from January 1, 2012 through July 15, 2012, you shall serve in the role of Special Advisor.”

(b) Section 3 titled: “Advisory Services.”

The following sentence is added to the end of Section 3 of the Letter Agreement:

“Following July 15, 2012, you shall cease to be a Special Advisor to the Company and your obligations and the obligations of the Company under this Section 3 shall terminate and be of no further force and effect.”

(c) Section 4.1(d) titled: “Advisory Fees.”

Section 4.1(d) of the Letter Agreement is amended and restated in its entirety to read as follows:

“(d) Advisory Fees. For your services as Special Advisor, you shall receive advisory fees at the annual rate of $250,000, payable in substantially equal monthly installments, it being acknowledged and agreed that the advisory fees payable to you for the period from January 1, 2012 through July 15, 2012, shall be an aggregate amount of $135,417, representing payment in full for your role as Special Advisor for such period.”

3. Effectiveness. This Amendment shall be effective as of July 15, 2012.

4. Counterparts. This Amendment may be executed in two or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement.

5. No Other Amendment. Except as expressly set forth in this Amendment, no other amendment or modifications are made to any other provisions of the Letter Agreement, and the Letter Agreement shall remain in full force and effect, as amended hereby, and so amended, Lance and Harris hereby reaffirm all of their respective rights and obligations thereunder.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Letter Agreement as of the date first written above.

HARRIS CORPORATION

By: /s/ Jeffrey S. Shuman

Name: Jeffrey S. Shuman
Title: Senior Vice President
Chief Human Resources and
Administrative Officer

/s/ Howard L. Lance

Howard L. Lance, Individually